UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 7, 2008 (June 30, 2008)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On June 30, 2008, Rite Aid Corporation (the “Company”) and certain of its subsidiaries entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $470,000,000 aggregate principal amount of its 10.375% Senior Secured Notes due 2016 (the “Notes”), for resale by the Underwriters pursuant to Registration Statement No. 333-140537.  The sale of the Notes pursuant to the Underwriting Agreement is expected to close on July 9, 2008 and result in net proceeds to the Company of approximately $416.2 million.

The Underwriters and their affiliates have in the past engaged, and may in the future engage in transactions with the Company, and perform services for the Company, including commercial banking, financial advisory and investment banking services in the ordinary course of business for which they have received or will receive customary fees and expenses.  The Underwriters may, from time to time in the future, engage in transactions with and perform services for the Company in the ordinary course of their business.  Citigroup Global Markets Inc. is the joint lead arranger and joint book-runner under the Company’s senior secured credit facility, an affiliate of Citigroup Global Markets Inc. is the administrative agent and collateral processing agent under the Company’s senior secured credit facility, an affiliate of Banc of America Securities LLC is the syndication agent under the Company’s senior secured credit facility and affiliates of the Underwriters are lenders under the Company’s senior secured credit facility.  In connection with these roles, the Underwriters and their respective affiliates each received, and will continue to receive, customary fees.  It is contemplated that the Underwriters will serve as joint lead arrangers and joint book-runners for the new $350 million senior secured term loan (the “Tranche 3 Term Loan”) which is permitted under the accordion feature in Rite Aid’s existing senior secured credit facility, that an affiliate of Citigroup Global Markets Inc. will serve as administrative agent and collateral processing agent for the Tranche 3 Term Loan, that an affiliate of Banc of America Securities LLC will act as syndication agent for the Tranche 3 Term Loan and that affiliates of the Underwriters will act as lenders under the Tranche 3 Term Loan.

The foregoing summary is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

                (c)           Exhibits

1.1	Underwriting Agreement dated June 30, 2008, by and among Rite Aid Corporation, the Subsidiary Guarantors and Citigroup Global Markets Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 7, 2008	By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated June 30, 2008, by and among Rite Aid Corporation, the Subsidiary Guarantors and Citigroup Global Markets Inc.